ADVISORY AGREEMENT

    	ADVISORY AGREEMENT, dated October __, 1996, between FFTW Funds, Inc., a Maryland corporation (the "Fund") and Fischer Francis Trees & Watts, Inc., a New York corporation (the "Adviser").

    	In consideration of the mutual agreements herein made, the parties hereto agree as follows:

    	1.	Attorney-in-Fact.  The Fund appoints the Adviser as its attorney-in-
fact to invest and reinvest the assets of the Broad Market Portfolio (the
"Portfolio"), as fully as the Fund itself could do. The Adviser hereby accepts this appointment.

    	2.	Duties of the Adviser.  (a)  The Adviser shall be responsible for managing the investment portfolio of the Portfolio, including, without limitation, providing investment research, advice and supervision, determining which portfolio securities shall be purchased or sold by the Portfolio, purchasing and selling securities on behalf of the Portfolio and determining how voting and other rights with respect to portfolio securities of the Portfolio shall be exercised, subject in each case to the control of the Board of Directors of the Fund (the "Board") and in accordance with the objective, policies and principles of the Portfolio set forth in the Registration
Statement, as amended, of the Fund, the requirements of the Investment Company Act of 1940, as amended, (the "Act") and other applicable law. In performing such duties, the Adviser shall provide such office space, and such executive and other personnel as shall be necessary for the investment operations of the Portfolio. In managing the Portfolio in accordance with the requirements set forth in this paragraph 2, the Adviser shall be entitled to act upon advice of counsel to the Fund or counsel to the Adviser.

    	(b) Subject to Section 36 of the Act, the Adviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Portfolio and the performance of its duties under this Agreement except for losses arising out of the Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information about the Adviser contained in the Prospectus included as part of such Registration Statement supplied by the Adviser for inclusion therein. The Fund agrees to indemnify and hold the Adviser harmless from and against all claims, losses, costs, damages and expenses, including reasonable fees and expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with or arising out of any action or omission by the Adviser in the performance of this Agreement except for those claims, losses, costs, damages and expenses resulting from the Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    	(c) The Adviser and its officers may act and continue to act as investment advisers and managers for others (including, without limitation, other investment companies), and nothing in this Agreement will in any way be deemed to restrict the right of the Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others will not be deemed to violate or give rise to any duty or obligation to the Fund.

    	(d) Except as provided in Section 5, nothing in this Agreement will limit or restrict the Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Fund acknowledges that the Adviser and its officers, affiliates or employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of for the account of the Portfolio. The Adviser will have no obligation to acquire for the Portfolio a position in any investment which the Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment for the account of the Portfolio, provided that the Adviser shall have acted in good faith and in a manner deemed equitable to the Portfolio.

	    (e)  If the purchase or sale of securities consistent with the investment policies of the Portfolio and one or more other clients serviced by the Adviser is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and clients in a manner deemed fair and reasonable by the Adviser.  Although there is no specified formula for allocating such transactions, the various allocation methods used by the Adviser, and the results of such allocations, are subject to periodic review by the Board.

    	3.	Expenses.  The Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement. Except as provided below, the Adviser shall not be required to pay any other expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead or employee costs), including without limitation, organization expenses of the Fund; brokerage commissions; maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the Fund; telephone, telex, facsimile, postage and other communications expenses; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; indemnification of Directors and officers of the Fund; travel expenses (or an appropriate portion thereof) of Directors and officers of the Fund to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committee thereof or advisors thereto held outside of New York; interest, fees and expenses of independent attorneys, auditors, custodians, accounting agents, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation service to pricing agents, accountants, bankers and other specialists, if any; taxes and government fees; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under Federal and state laws and regulations; expenses of printing and distributing reports, notices, dividends and proxy materials to existing stockholders; expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses; expenses of annual and special stockholders' meetings; costs of stationery, fees and expenses (specifically including travel expenses relating to Fund business) of Directors of the Fund who are not employees of the Adviser or its affiliates; membership dues in the Investment Company Institute; insurance premiums and extraordinary expenses such as litigation expenses.

    	4.	Compensation.  (a)  As compensation for the services performed and the facilities and personnel provided by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser promptly at the end of each calendar month, a fee, calculated on each day during such month, at an annual rate of 0.30% of the Portfolio's average daily net assets. The Adviser shall be entitled to receive during any month such interim payments of its fee hereunder as the Adviser shall request, provided that no such payment shall exceed 50% of the amount of such fee then accrued on the books of the Portfolio and unpaid.

    	(b) If the Adviser shall serve hereunder for less than the whole of any month, the fee payable hereunder shall be prorated.

    	(c) For purposes of this Section 4, the "average daily net assets" of the Portfolio shall mean the average of the values placed on the Portfolio's net assets on each day pursuant to the applicable provisions of the Fund's Registration Statement, as amended.

    	5.	Purchase and Sale of Securities.  The Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Adviser shall deem appropriate in order to carry out the policy with respect to the allocation of portfolio transactions as set forth in the Registration Statement of the Fund, as amended, or as the Board may direct from time to time. The Adviser will use its reasonable efforts to execute all purchases and sales with dealers and banks on a best net price basis. The Adviser will consider the full range and quality of services offered by the executing broker or dealer when making these determinations. Neither the Adviser nor any of its officers, affiliates or employees will act as principal or receive any compensation from the Portfolio in connection with the purchase or sale of investments for the Portfolio other than the fee referred to in Paragraph 4 hereof.

    	6.	Term of Agreement.  This Agreement shall continue in full force and effect until two years from the date hereof, and will continue in effect from year to year thereafter if such continuance is approved in the manner required by the Act, provided that this Agreement is not otherwise terminated. The
Adviser may terminate this Agreement at any time, without the payment of any penalty, upon 60 days' written notice to the Fund.  The Fund may terminate this
Agreement with respect to the Portfolio at any time, without the payment of any penalty, on 60 days' written notice to the Adviser by vote of either the majority of the non-interested members of the Board or a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Portfolio.  This Agreement will automatically terminate in the event of its assignment  (the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act).

    	7.	Notices. Any notice or other communication authorized or required hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice to the Fund shall be addressed to AMT Capital Services, Inc. at 600 Fifth Avenue, 26th Floor New York, New York 10020,
Attention: William E. Vastardis. Notice to the Adviser shall be addressed to Fischer Francis Trees & Watts, Inc. at 200 Park Avenue, New York, New York
10166, Attention:  Stephen P. Casper.   Either party may designate a different
address by notice to the other party. Any such notice or other communication shall be deemed given when actually received.

    	8.	Amendment.  This Agreement may be amended by the parties hereto with respect to the Portfolio only if such amendment is specifically approved
(i) by the Board of Directors of the Fund or by the vote of a majority of outstanding shares of the Portfolio ("Shares"), and (ii) by the Director(s) who are not interested persons (the term "non interested" for this purpose having the meaning defined in section 2 (a) (19) of the Act) of the Fund ("Non-Interested Director(s)"), which vote must be ast in person at a meeting called for the purpose of voting on such approval.

    	9.	Right of Adviser In Corporate Name.   The Adviser and the Fund each
agree that the phrase "FFTW," which comprises a component of the Portfolio's corporate name, is a property right of the Adviser.  The Fund agrees and consents that (i) it will only use the phrase "FFTW" as a component of its corporate name and for no other purpose; (ii) it will not purport to grant to any third party the right to use the phrase "FFTW" for any purpose; (iii) the
Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the phrase "FFTW" or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, and at the request of the Adviser, the Fund will take such action as may be required to provide its consent to such use or grant; and (iv) upon the termination of any investment advisory agreement into which the Adviser and the Fund may enter, the
Fund shall, upon request by the Adviser, promptly take such action, at its own expense, as may be necessary to change the Portfolio's corporate name to one not containing the phrase "FFTW" and following such a change, shall not use the phrase "FFTW" or any combination thereof, as part of the Portfolio's corporate name or for any other commercial purpose, and shall use its reasonable efforts to cause its officers, directors and stockholders to take any and all actions which the Adviser may request to effect the foregoing and recovery to the
Adviser any and all rights to such phrase.

    	10.	Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.

    	IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


ATTEST		                            			FFTW FUNDS, INC.


By:_______________________	           	By:_______________________
   Kyle L. Chang	               				      Onder John Olcay
                                    						President


ATTEST					                            FISCHER FRANCIS TREES & WATTS, INC.


By:_______________________		           By:_______________________
   Michael L. Wyne			                    	Stephen P. Casper
                                    						Secretary and Treasurer